UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant   ☒

Filed by a Party other than the Registrant
Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule14a-12

THE L.S. STARRETT COMPANY
 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the on amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THE L.S. STARRETT COMPANY

121 Crescent Street
Athol, Massachusetts 01331

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OCTOBER 10, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of the stockholders of The L.S. Starrett Company will be held at the Company’s offices at 121 Crescent Street, Athol, Massachusetts 01331, on Wednesday, October 10, 2007 at 2:00 p.m. for the following purposes:

1.	To elect a class of two directors, each to hold office for a term of three years and until his successor is chosen and qualified.

2.	To approve the 2007 Employee Stock Purchase Plan described in the attached Proxy Statement.

3.	To consider and act upon any other matter that may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed August 3, 2007 as the record date for the determination of stockholders entitled to vote at the Annual Meeting, or any adjournments thereof, and to receive notice thereof. The transfer books of the Company will not be closed.

You are requested to execute and return the enclosed proxy, which is solicited by the management of the Company.

STEVEN A. WILCOX, Clerk

Athol, Massachusetts
September 17, 2007

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE OR, ALTERNATIVELY, COMPLETE YOUR PROXY BY TELEPHONE OR OVER THE INTERNET AS DESCRIBED IN THE ENCLOSED INSTRUCTIONS. IF YOU DESIRE TO VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING, YOUR PROXY WILL BE RETURNED TO YOU.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

OF

THE L.S. STARRETT COMPANY

121 CRESCENT STREET
ATHOL, MASSACHUSETTS 01331

The enclosed form of proxy and this Proxy Statement have been mailed to stockholders on or about September 17, 2007 in connection with the solicitation by the Board of Directors of The L.S. Starrett Company (the “Company”) of proxies for use at the Annual Meeting of Stockholders to be held at the Company’s offices at 121 Crescent Street, Athol, Massachusetts 01331, on Wednesday, October 10, 2007 at 2:00 p.m., or at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

It is the intention of the persons named as proxies to vote shares represented by duly executed proxies for the proposals described in this Proxy Statement unless contrary specification is made. Any such proxy may be revoked by a stockholder at any time prior to the voting of the proxy by a written revocation received by the Clerk of the Company, by properly executing and delivering a later-dated proxy, or by attending the meeting, requesting return of the proxy and voting in person. A proxy, when executed and not so revoked, will be voted at the meeting, including any adjournments thereof; and if it contains any specifications, it will be voted in accordance therewith. If no choice is specified, proxies will be voted in favor of the proposals described in this Proxy Statement.

Stockholders of record at the close of business on August 3, 2007 are entitled to vote at this meeting. On that date, the Company had outstanding and entitled to vote 5,643,783 shares of Class A Common Stock (the “Class A Stock”) and 955,427 shares of Class B Common Stock (the “Class B Stock” and together with the Class A Stock, the “Common Stock”). Each outstanding share of Class A Stock entitles the record holder thereof to one vote and each outstanding share of Class B Stock entitles the record holder thereof to ten votes. The holders of Class A Stock are entitled to elect 25% of the Company’s directors to be elected at each meeting and such holders voting together with the holders of Class B Stock as a single class are entitled to elect the remaining directors to be elected at the meeting. Except for the foregoing and except as provided by law, all actions submitted to a vote of stockholders will be voted on by the holders of Class A and Class B Stock voting together as a single class. The Company’s Board of Directors is divided into three classes with one class to be elected at each annual meeting of stockholders.

I. ELECTION OF DIRECTORS

The Board of Directors has fixed the number of directors at seven and designated Ralph G. Lawrence, Antony McLaughlin and Stephen F. Walsh to serve as Class I Directors; Douglas A. Starrett and Robert L. Montgomery, Jr. to serve as Class II Directors; and Richard B. Kennedy and Terry A. Piper to serve as Class III Directors; and, in the case of each director, until his successor is chosen and qualified.

It is the intention of the persons named in the proxy to vote for the election of the two persons named below as Class III Directors, each to hold office for a term of three years and until his successor is chosen and qualified.

The names and ages of the nominees for director proposed by the management, their principal occupations, the significant business directorships they hold, and the years in which they first became directors of the Company are as follows:

Name (Age)	Principal Occupation During Last Five Years and Directorships	Director Since

Class III Director to by elected by Class A Stockholders:
Richard B. Kennedy (64)	Since 2004, President and Chief Executive Officer, Worcester Regional Chamber of Commerce, Worcester, Massachusetts. From 2002 to 2004, Associate Principal and Market Strategy Consultant, Frank Lynn & Associates, Chicago, Illinois. From 2000 to 2001, Executive Vice President and Director of GlobalBA.com, a start-up serving the chemical industry. Until 1999, Vice President Marketing, Saint-Gobain Abrasives, Worcester, Massachusetts, a producer of abrasive products.	1996

Class III Director to by elected by Class A and Class B Stockholders:
Terry A. Piper (62)	Chairman, President and Chief Executive Officer of Precision Steel Warehouse, Inc., Franklin Park, Illinois, a wholesale steel service center.	2003

The following table sets forth the names and ages of the Class I and Class II Directors, their principal occupations, the significant business directorships they hold, the years in which they first became directors of the Company and the years that their current term in office expires:

Name (Age)	Principal Occupation During Last Five Years and Directorships	Director Since	Term Expires
Class I Directors:

Ralph G. Lawrence (64)	Until retirement in 2003, President and Chief Operating Officer, Hyde Manufacturing Company, a producer of hand tools and specialty machine blades.	2003	2008

Antony McLaughlin (78)*	President, Starrett Industria e Comercio Ltda. (Brazil), a wholly-owned subsidiary of the Company.	2002	2008

Stephen F. Walsh (61)	Since 2005, Senior Vice President Operations of the Company. From 2003 to 2005, Vice President Operations of the Company. Prior to 2003, Mr. Walsh was President of the Silicon Carbide Division of Saint-Gobain Industrial Ceramics, a producer of ceramic and abrasive products.	2005	2008

Class II — Directors:
Robert L. Montgomery, Jr. (69)	Until retirement in 2004, Executive Vice President, Chief Financial Officer and director of Columbus McKinnon Corporation, Amherst, New York, a public company and a designer and manufacturer of material handling products, systems and services.	2004	2009

Douglas A. Starrett (55)	Since September 2001, President and Chief Executive Officer of the Company; prior to September 2001, President of the Company.	1984	2009

* Mr. McLaughlin has notified the Board that he is resigning as a director, and the Board has accepted his resignation, effective September 17, 2007.  The Corporate Governance and Nominating Committee, upon the recommendation for Mr. Starrett and Mr. McLaughlin, has nominated Salvador de Camargo, Jr. for election to the Board effective September 17, 2007.  Mr. de Camargo, age 61, currently serves as President of the Company’s Brazilian subsidiary, Starrett Industria e Comercio Ltda.  Mr. de Camargo has served the Company for 44 years in a variety of positions, most recently as Vice President and Director 2000-2001, and Industrial Director 1979-2000. The Corporate Governance and Nominating Committee considered the Company's significant operations in

Brazil and Mr. de Camargo's experience with the Company's Brazilian operations in its decision to nominate him for election to the Board.

The Board of Directors has determined that Messrs. Kennedy, Lawrence, Montgomery and Piper are “independent” directors, as defined by the applicable New York Stock Exchange rules.

GENERAL INFORMATION RELATING TO THE BOARD
OF DIRECTORS AND ITS COMMITTEES

The Board of Directors held five regular meetings during fiscal 2007. Each of the Company’s directors attended at least 75% of the aggregate of all meetings of the Board and of all committees on which he was a member. In addition, the Company’s non-management directors met in executive session without management participation four times during fiscal 2007. As described in the Company’s Corporate Governance Policy, the Board of Directors has not formally selected a director to preside over the executive sessions of the non-management directors. Instead at each executive session, the non-management directors designate a presiding director, or chair, for the session. A regular Board meeting is traditionally held immediately following the Annual Meeting but the Board does not have a policy requiring the attendance by the directors at the Annual Meeting. All of the directors attended the 2006 Annual Meeting, which was held on October 26, 2006.

The standing committees of the Board are the Audit Committee (Chair Mr. Montgomery), the Compensation Committee (Chair Mr. Kennedy), the Corporate Governance and Nominating Committee and the Executive Committee. During fiscal 2007, there were eleven meetings of the Audit Committee, one meeting of the Compensation Committee, one meeting of the Corporate Governance and Nominating Committee, and no meetings of the Executive Committee.

During fiscal 2007, the members of the Audit Committee were Messrs. Montgomery, Kennedy and Lawrence. In general, the Audit Committee recommends to the Board the independent auditors to be selected and confers with the Company’s independent auditors to review the audit scope, the Company’s internal controls, financial reporting issues, results of the audit and the range of non-audit services. See also “Relationship with Independent Auditors” below. The Audit Committee also oversees the Company’s internal audit function. The Board has adopted a written charter for the Audit Committee, which is available on the Company’s web site at www.starrett.com.

The members of the Compensation Committee during fiscal 2007 were Messrs. Kennedy, Piper and Lawrence. The function of the Compensation Committee is to review the salaries of key management personnel and to set the Chief Executive Officer’s salary. The Board has adopted a written charter for the Compensation Committee, which is available on the Company’s web site at www.starrett.com.

The members of the Corporate Governance and Nominating Committee during fiscal 2007 were Messrs. Kennedy, Lawrence, Montgomery and Piper. Each member of the Committee is independent, as defined by the applicable New York Stock Exchange rules. The Board has adopted a written charter for the Corporate Governance and Nominating Committee, which is available on the Company’s web site at www.starrett.com. The Corporate Governance and Nominating Committee is responsible for recommending to the Board nominees for director and for the Company’s corporate governance practices. The Corporate Governance and Nominating Committee recommends to the Board individuals as director nominees who, in the opinion of the Committee, have high personal and professional integrity, have experience that is of particular relevance to the Company, have sufficient time available to devote to the affairs of the Company, and who will be effective, in conjunction with the other nominees and members of the Board, in collectively serving the long-term best interests of the stockholders.

The Corporate Governance and Nominating Committee’s process for identifying and evaluating director candidates, including candidates recommended by stockholders, includes actively seeking to identify qualified individuals by reviewing lists of possible candidates, such as executive officers of public companies, considering proposals from a number of sources, such as the Board of Directors, management, employees, stockholders, industry contacts and outside search firms. The Committee has adopted a policy with respect to submission by stockholders of candidates for director nominees, which is available on the Company’s web site at www.starrett.com. The Committee will consider up to two candidates each year recommended by stockholders under this policy. Any stockholder or group of stockholders (referred to in either case as a “Nominating Stockholder”) that, individually or as a group, have beneficially owned at least 5% of the Company’s voting power for at least one year prior to the date the Nominating Stockholder submits a candidate for nomination as a director may submit in writing one candidate to the Committee for consideration at each stockholder meeting at which directors are to be elected but not later than the 120th calendar day before the first anniversary of the date that the Company released its proxy statement to stockholders in connection with the previous year’s annual meeting. Recommendations should be sent to The L.S. Starrett Company, Attention: Clerk, 121 Crescent Street, Athol, Massachusetts 01331. The recommendation must include specified information about and consent and agreement of the candidate. There are no differences in the manner in which the Committee evaluates candidates for director whether an individual is recommended by a stockholder or otherwise. The Committee will determine whether to interview any candidates and may seek additional information about candidates from third-party sources. In addition, stockholders may nominate individuals for election as director at the Company’s next annual meeting in accordance with the procedures described in Section 3.11 of the Company’s By-laws.

Members of the Executive Committee during fiscal 2007 were Messrs. Starrett, Kennedy and Walsh. The Executive Committee may exercise most Board powers during the period between Board meetings.

During fiscal 2007, directors who were not employees of the Company received an annual retainer fee of $10,000 payable in quarterly installments and a fee of $1,000, plus expenses, for each Board and Committee meeting they attended. For fiscal 2008, the annual retainer fee will increase to $12,000 while the fee of $1,000, plus expenses, for each Board and Committee meeting they attend will remain the same. Only one meeting attendance fee is paid for attending two or more meetings on the same day. Non-employee directors may elect to defer part or all of their director’s fees, in which event such deferred fees and interest thereon will generally be payable in five equal annual installments after they cease to be a director.

A. Audit Committee Report

The Audit Committee operates in accordance with a written charter adopted by the Board and reviewed annually by the Committee. The Committee is responsible for overseeing the quality and integrity of the Company’s accounting, auditing and financial reporting practices. It is composed solely of members who are independent, as defined by the applicable rules of the New York Stock Exchange. Further, Mr. Montgomery is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The Audit Committee is chaired by Mr. Montgomery, who is a certified public accountant and has served as Chief Financial Officer of a public company.

Management has the primary responsibility for the financial statements and the financial reporting process. Management is also responsible for assessing and maintaining the effectiveness of internal control over the financial reporting process in compliance with Sarbanes-Oxley Section 404 requirements. The Audit Committee oversees the Company’s financial reporting process and internal controls on behalf of the Board. In this regard, the Audit Committee helps to ensure the independence of the Company’s auditors, its internal audit function, the integrity of management and the adequacy of disclosure to stockholders. Representatives of the Company’s independent auditors, Grant Thornton LLP, and financial management and other management personnel have unrestricted access to the Audit Committee.

The Company’s independent auditors are responsible for auditing the Company’s annual financial statements and expressing an opinion as to whether the statements are fairly stated in conformity with accounting principles generally accepted in the United States. In addition, the Company’s independent auditors are responsible for auditing the Company’s internal control over financial reporting. The Company’s independent auditors perform their responsibilities in accordance with the standards of the Public Company Accounting Oversight Board.

For fiscal 2007, management, Grant Thornton and the Audit Committee met eleven times including meeting to discuss the Company’s annual and quarterly earnings reports and financial statements prior to each public release of such reports or statements.

With respect to fiscal 2007, the Audit Committee met prior to the issuance of the Company’s Annual Report on Form 10-K, to:

•	review and discuss the audited financial statements with the Company’s management;

•	discuss with Grant Thornton, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees); and

•	discuss with Grant Thornton its independence and receive from Grant Thornton the written disclosures and letter required by Independence Standards Board Standard No. 1.

Based upon these reviews and discussions, the Audit Committee recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 for filing with the Securities and Exchange Commission.

The Audit Committee has considered and determined that the provision of the non-audit services provided by Grant Thornton is compatible with maintaining the auditor’s independence.

Audit Committee
Robert L. Montgomery, Jr., Chairman
Richard B. Kennedy
Ralph G. Lawrence
September 17, 2007

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

B. Audit Fees and Audit Committee Pre-Approval Policy

Audit Fees

The following table sets forth the approximate aggregate fees billed to the Company for the fiscal year ended June 30, 2007 by the Company’s independent auditors, Grant Thornton, except for $101,000 billed to the Company by RSM McGladrey for tax compliance included as Tax Fees and $54,000 for tax provision assistance included as Audit-Related Fees. Fiscal 2006 audit fees include $34,000 billed by Deloitte & Touche for the first two quarterly reviews:

Fee Category	Fiscal 2006 Fees	Fiscal 2007 Fees
Audit Fees	$1,082,000	$1,341,000
Audit-Related Fees	63,000	114,000
Tax Fees	18,000	106,000
All Other Fees	7,000	–

Total Fees	$1,170,000	$1,561,000

“Audit Fees” were for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Grant Thornton in connection with statutory and regulatory filings or engagements. Audit fees for fiscal 2007 also included services related to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting.

“Audit-Related Fees” were for assurance and related services that are reasonably related to the performance of the audit or review of Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits which are performed by Bollus Lynch, and consultations concerning financial accounting and reporting matters not classified as audits.

“Tax Fees” were for professional services for federal, state and international tax compliance, tax advice and tax planning.

“All Other Fees” were for services other than the services reported above.

No fees were paid to Grant Thornton for financial information systems design or implementation services during fiscal 2006 or 2007.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors in order to ensure that the provision of such services does not impair the auditors’ independence. These services may include audit services, audit-related services, tax services and other services. In addition to generally pre-approving, on a case-by-case basis, services provided by the independent auditors, the Audit Committee has adopted a policy for the pre-approval of certain specified services which may be provided by the independent auditors. Under this policy, the Audit Committee has pre-approved the auditors’ engagement for the provision of certain services set forth in a detailed list subject to a specified dollar limit per service which range from $5,000 to $100,000, depending on the service. The services set forth in the list have been identified in a sufficient level of detail so that management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved service list. Pursuant to the policy, the Audit Committee is informed of the auditors’ provision, if any, of a pre-approved service on a periodic basis and the auditors report to the Audit Committee the fees for any services performed under this pre-approval policy.

C.  Compensation Discussion and Analysis

Overview and Objectives
The Company is engaged in the business of manufacturing industrial, professional and consumer products.  The total number of different items made and sold by the Company exceeds 5,000.  The Company is a preeminent global brand in the field of measuring tools and saw products.  The Company’s tools and instruments are sold throughout the United States and over 100 foreign countries around the world.  The largest consumer of these products is the metalworking industry, but other important customers are automotive, aviation, marine and farm equipment and tradesmen such as builders, carpenters, plumbers and electricians.   The Company’s

principal plant is located in Athol, Massachusetts.  In addition, the Company operates manufacturing plants in Ohio, North Carolina, Minnesota, Brazil, Scotland, China and the Dominican Republic.

Although the Company is a small to mid-sized manufacturer, the Compensation Committee understands its breadth of product, global operating presence, and brand equity demands that the business be managed by highly competent personnel in order to meet the challenges and the continual changing landscape in today’s global economy.  Our executives require the same talents as organizations much larger and must be motivated, versatile and experienced in order for the Company to prosper in the future.  To that end, the Company must recruit, retain and reward qualified executive talent in order to build long-term shareholder value and a sustainable business.

Compensation Committee
The Compensation Committee of the Company consists of three independent directors and is chaired by Richard B. Kennedy.  The members of the Compensation Committee are Messrs. Kennedy, Lawrence and Piper.  The Company operates in accordance with the written Charter adopted by the Board of Directors and reviewed annually by the Compensation Committee.  The Compensation Committee is responsible for reviewing and setting the compensation of the Company’s Chief Executive Officer and for recommending to the full Board of Directors the compensation for the Company’s other executive officers.

The Compensation Committee did not use a compensation consultant during fiscal 2007. The Compensation Committee has the opportunity to work closely with each executive officer during the year at various board and committee meetings and has a good understanding and working knowledge of each individual’s contributions and talents. However, the Compensation Committee discusses with the CEO the performance and contributions of each executive officer and seeks his advice and recommendations when setting compensation.  The CEO is not present when the Compensation Committee discusses his compensation.

Compensation Philosophy
Our compensation practices are relatively simple, straightforward and transparent.  Setting compensation is not done by strict formula.  It is a subjective judgment based on a number of factors as follows.  We do not look at the performance for just one year, but for a number of years, and consider the economic climate in all areas of the world where we operate.  We look at how both stockholders and employees at all locations have fared during these periods.  In particular, we look at measures affecting stockholders’ equity such as sales revenues and net profit margins, which are key indicators of stockholder value.  We also consider stock price movement, bearing in mind that the stock market is generally short-term oriented and subject to pressures that are not under the control of executive officers.

Our executive officers currently do not have employment contracts, separation pay arrangements, change of control benefit arrangements, company-paid memberships or professional services.  Compensation is primarily made up of base salary and bonus.  Long-term equity (stock) incentives for our executives are available to our employees on the same basis through our employee stock purchase plan.

We make judgments based on the above listed considerations and on competitive compensation at companies of similar size and in similar fields.  While we do not use specific peer comparisons, we draw on our knowledge of the market cost of any executive who might have to be replaced.  Our executive compensation lags behind executive compensation paid by companies of similar size and in similar fields for comparable positions.  There is a need to close this gap through base pay increases and performance based incentive plans in order to retain and attract qualified management talent.

Components of Executive Compensation
The five elements of our executive compensation program are:

o	Base salary
o	Cash incentive compensation
o	Long-term incentives
o	Post retirement benefits
o	Other compensation

These components are intended to encourage and achieve the purpose and philosophies of our compensation programs set forth above.  We seek a mix between all elements of compensation to achieve a total compensation package that is commensurate with the executive officer’s position, responsibility and performance relative to his peers in other companies of similar size and in similar fields.

Salary
Base salary is the fixed component of the executive’s cash compensation and should reflect the individual’s position and scope of responsibility, taking into consideration experience, tenure, long-term potential and the ability to assume additional responsibility.

The Compensation Committee reviews base salaries for the executive officers in June of each year or as a result of promotions.  Each named executive officer’s salary for fiscal 2007 is set forth in the summary compensation table.  In June 2007, the Compensation Committee set the annual base salary compensation for fiscal 2008 for each of the named officers as follows:  Mr. Starrett $312,000; Mr. Walsh $205,000; Mr. Hylek $170,000; and Mr. Aspin $135,000.

Cash Incentive Compensation
Annual cash incentive compensation is variable pay for the executive officers to reward them for overall Company and individual performance in the key areas of sales, operational and financial results.  This component of incentive compensation is important to attract highly motivated and skilled executives.

The variable pay for executive officers Messrs. Starrett, Walsh and Hylek, who have company-wide responsibility, is a bonus plan that is based on two components: the sum of the percentage return on equity and the percentage net income on sales with a 10% minimum on the sum before incentive is earned.  The maximum is at the discretion of the Compensation Committee.  The minimum for the return on equity and net margin on sales were not achieved during fiscal 2007.  As a result there were no bonuses paid for the year.  Variable pay for Mr. Aspin, Vice President of Sales, is a bonus plan on sales and profit targets.  The performance minimum for the sales component is 85% of the sales target.  The performance minimum for the profit component is 9% operating profit calculated as a percentage of sales revenue.  There is no cap on these plans.  The sales target for fiscal 2007 was met, but the profit target was not.  Mr. Aspin’s incentive reward is reflected in the Summary of Compensation Table under the bonus.

Long Term Equity Incentives
There are also long term incentives for everyone in the Company, including the executive officers, to own Company stock.  This is available by way of the 401(k) plan and the employee stock purchase plan (ESPP) approved by the stockholders.

Post Retirement Benefits
The Compensation Committee and Company management believe that it is important to provide post-retirement benefits to employees who reach retirement age.  Company retirement benefits consist of the following components:

The 401(k) Plan.  The Company’s 401(k) Plan is a tax-qualified defined contribution plan.  Our executive officers participate in the 401(k) plan on the same basis as our other employees.

The Retirement Plan.  The Company’s Retirement Plan is a tax-qualified defined benefit pension plan.  Participants in this plan are generally eligible to retire with unreduced pension benefit at age 65.  Our executive officers participate in the Retirement Plan on the same basis as our other employees.  Further detail concerning the Retirement Plan is contained in the Pension Benefits Table and the related narrative below.

The Supplemental Executive Retirement Plan (SERP). Certain members of management and highly compensated employees, including the Company’s executive officers, participate in the SERP.  The SERP provides supplemental retirement benefits out of the general assets of the Company that are otherwise denied to participants due to legislation limiting the amount of compensation that may be taken into account in computing the benefit payable under the Company’s Retirement Plan.  Further detail concerning the SERP is contained in the Pension Benefits Table and the related narrative below.

Other Compensation
The Company strives to maintain a common sense relationship between executive pay and average non-executive employee pay.  Mr. Aspin has a company-provided car, commensurate with his sales position and requirements for travel on behalf of the Company.  However, the Company does not otherwise provide its executives with any change of control benefits or other perks, such as club memberships or access to company-paid professional services that are not uniformly available to non-executive officer employees of the Company.

Compensation Committee Report
The Compensation Committee reviewed and discussed the Company’s Compensation Discussion and Analysis with the Company’s management.  Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

Compensation Committee:
Richard B. Kennedy, Chairman
Ralph G. Lawrence
Terry A. Piper

Compensation Committee Interlocks and Insider Participation
During fiscal 2007, decisions with respect to the compensation of the Company’s executive officers were made by, or upon the recommendation of, the Compensation Committee. During fiscal 2007, the Compensation Committee consisted of independent directors, as defined by the New York Stock Exchange rules. No member of the Compensation Committee was an officer of the Company nor is any officer of the Company a member of the compensation committee (or similar body) for any employer of the Company’s Compensation Committee members.

D. Remuneration

SUMMARY COMPENSATION TABLE FOR 2007

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)[3]	All Other Compensation ($)	Total ($)
Douglas A. Starrett President, ChiefExecutive Officer andDirector	2007	300,000	N/A	1,231[1]	N/A	N/A	111,790	*	413,021
Randall J. Hylek Treasurer and ChiefFinancial Officer	2007	157,000	N/A	N/A	N/A	N/A	11,242	*	168,242
Anthony M. Aspin Vice President of Sales	2007	125,000	$19,190[2]	N/A	N/A	N/A	18,571	*	162,761
Stephen F. Walsh Senior Vice PresidentOperations andDirector	2007	185,000	N/A	N/A	N/A	N/A	27,606	*	212,606

1    Length of Service Award, available to all employees on the same basis
2    Sales Incentive Bonus
3   Amounts reflect the change in actuarial present value of accumulated benefit obligations
*      All other compensation is below $10,000

The following tables are not included because they are not part of our compensation for our executives:

o	Grants of Plan-Based Awards
o	Outstanding Equity Awards At Fiscal Year End
o	Option Exercises and Stock Vested During Last Fiscal Year

E. Pension Benefits

The Company’s Retirement Plan covers all eligible employees who have at least one year of service and have attained age 21. An “eligible employee” is an employee of the Company (or an affiliate of the Company that participates in the Plan) other than a union employee, leased employee, independent contractor, or, except as determined by the Company, a nonresident alien. Benefits under the Retirement Plan are determined by reducing a formula amount calculated under the Retirement Plan by 90% of the annuity value of the employee’s vested account balance, if any, under The L.S. Starrett Company Employee Stock Ownership Plan (the “ESOP”). See “Employee Stock Ownership and 401(k) Savings Plans” below. At no time will the benefit of any participant under the Retirement Plan be less than such participant’s benefits, if any, under the Retirement Plan before establishment of the ESOP. The formula amount calculated under the Retirement Plan is based on the sum of 1.25% of the employee’s average base salary up to the employee’s Social Security covered compensation plus 1.70% of the employee’s average base salary over covered compensation, times the number of years of credited service up to but not exceeding 35 years. An employee’s average base salary is his average base salary for the five consecutive highest paid of his last ten years of employment.

A special benefit formula applies under the Retirement Plan for eligible employees of the Company’s Evans Rule subsidiary. Under this special formula, participants earn credits to an account equal to 4% per month of monthly compensation (as determined under the Retirement Plan) up to $1,000 and 8% of any additional monthly compensation, plus interest credits as determined under the Retirement Plan. The benefit payable under this special formula is payable as an annuity that is the actuarial equivalent (as determined under the Retirement Plan) of the vested account balance, or as a lump sum. Any Evans Rule employee who has a period of service at the E.R. Rule Company of Puerto Rico, Inc. on or after November 1, 2004 is fully vested in his or her special benefit. In general, the special benefit formula, when it applies, is in lieu of the general Retirement Plan benefit formula and is not subject to any offset for benefits earned under the ESOP.

Pursuant to provisions of the Internal Revenue Code of 1986, as amended, in general, annual compensation that may be taken into account in computing a participant’s benefit under the Retirement Plan is limited (to $225,000 for the plan year beginning on July 1, 2007) and annual annuity benefits may not exceed a specified dollar limit (currently $180,000). The Company has established a Supplemental Executive Retirement Plan (“SERP”) to provide on an unfunded basis out of the general assets of the Company benefits earned under the Retirement Plan formula that are in excess of Internal Revenue Code limits. At June 30, 2007, the retirement benefits are outlined in the Pension Benefits table below.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Douglas A. Starrett	Retirement Plan	29.5	503,645	- 0 -
	SERP	29.5	214,498	- 0 -

Randall J. Hylek	Retirement Plan	1.0	11,242	- 0 -
	SERP	1.0	-	- 0 -

Anthony M. Aspin	Retirement Plan	15.5	138,798	- 0 -
	SERP	15.5	-	- 0 -

Stephen F. Walsh	Retirement Plan	4.5	94,929	- 0 -
	SERP	4.5	-	- 0 -

Summary of Director Compensation

Our non-management directors in fiscal 2007 received:
o	An annual cash retainer of $10,000, paid in four, equal installments following each quarter of service;
o	$1,000 for each board or committee meeting they attend (whether by telephone or in person);
o	Reimbursement for Company-related out-of-pocket expenses, including travel expenses.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended June 30, 2007.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash (Meeting Fees and Retainers) ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ralph G. Lawrence	15,000	-	-	-	-	-	15,000
Antony McLaughlin[1]	-	-	-	-	-	-	-
Robert L. Montgomery, Jr.	15,000	-	-	-	-	-	15,000
Richard B. Kennedy	15,000	-	-	-	-	-	15,000
Terry A. Piper	14,000	-	-	-	-	-	14,000

[1]	Antony McLaughlin’s total compensation in fiscal 2007 was $119,931. He was not separately compensated as a member of the Board.

F. Employee Stock Ownership and 401(k) Savings Plans

The Company also maintains an ESOP, established in 1984, and a 401(k) Savings Plan, established in 1986. Both plans are designed to supplement retirement benefits provided under the Company’s Retirement Plan and to enable employees to share in the growth of the Company.

As drafted, the ESOP covers eligible domestic employees who have at least one year of service and have attained age 21. However, as of June 30, 1994, all of the shares of common stock in the ESOP have been allocated to participant accounts, and future ESOP contributions by the Company (if any) are discretionary. Employees who retire, die, or otherwise terminate employment will be entitled to receive their vested account balance, if any, under the ESOP, which will generally be distributed at the same time that the employee is eligible to begin receiving a benefit under the Retirement Plan. An amount equal to 90% of an employee’s ESOP account balance, if any, expressed in annuity form, will be used to offset the employee’s benefit under the Retirement Plan. See “Pension Benefits” above.

The 401(k) Savings Plan is a savings and salary deferral plan that is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code. To be a participant in the 401(k) Savings Plan (a “Participant”) an eligible employee must have completed six months of service and be at least 18 years old. Participants may authorize deferral of a percentage of their compensation through payroll deductions, subject to any limitations imposed by the 401(k) Savings Plan administrator, which the Company will contribute to a trust fund established for the 401(k) Savings Plan (the “401(k) Trust”).

The Company contributes to the 401(k) Savings Plan for the benefit of each Participant a matching contribution equal to one-third of the first 5% of the Participant’s compensation (as determined under the 401(k) Savings Plan) that the Participant contributes as a salary deferral for each month. The Company may prospectively increase or decrease the matching contribution formula. Under current vesting rules, matching contributions vest after three years of service (as determined under the 401(k) Savings Plan) and salary deferral contributions vest immediately.

Participants are not subject to federal or state income tax on salary deferral contributions or on Company matching contributions or the earnings thereon until such amounts are withdrawn from the 401(k) Savings Plan. Prior to 2007, matching contributions to the 401(k) Savings Plan were required to be invested in the Company stock fund until the Participant had attained age 59 1/2. Effective January 1, 2007 the Plan was amended to provide that a participant may diversify his or her matching contribution account once he or she completes three years of service. Special transition rules apply to matching contributions made before January 1, 2007.

Other Plan accounts, including salary deferral contributions, held for the benefit of the Participant are diversifiable.

Assets of the Plan, including Company stock, are held in trust. Company stock is held in a unitized fund that includes both Company stock and cash. Counsel Trust Company is the trustee of the 401(k) Trust.

Diversifiable portions of a Participant’s accounts may be invested (along with any earnings) as the Participant directs in one or more of the investments made available by the Plan administrator, including the Company stock fund. Withdrawals from the 401(k) Savings Plan may only be made upon termination of employment, attainment of age 59 1/2 or in connection with certain provisions of the Plan that permit hardship withdrawals. The 401(k) Savings Plan also permits loans to Participants.

For the last three fiscal years (2005, 2006 and 2007), Company matching contributions for all executive officers of the Company as a group were $37,591 and for all employees of the Company as a group were $682,429.

G. Employees’ Stock Purchase Plan

The Company currently has in effect for the benefit of eligible employees the 2002 Employees’ Stock Purchase Plan (the “2002 Plan”) to provide a convenient means for these employees to acquire an interest in the future of the Company by purchasing up to 800,000 shares of Common Stock. At June 30, 2007, there were 1,071 employees eligible to participate in the 2002 Plan. The 2002 Plan was approved by stockholders at the Company’s 2002 Annual Meeting. The option price to purchase shares of the Company’s Common Stock is the lower of 85% of the market price on the date of grant or 85% of the market price on the date of exercise (two years from the date of grant).

The Company also sells treasury shares to employees under an Employees’ Stock Purchase Plan adopted in 1952 (the “1952 Plan”). The Company, from time to time, purchases these shares in the open market to be held in treasury. The Company pays brokerage and other expenses incidental to purchases and sales under the 1952 Plan and employees may authorize regular payroll deductions for purchases of shares.

H. Potential Payments upon Termination or Change of Control

None of our named executive officers during fiscal 2007 was a party to an employment agreement or other agreement providing for payments in connection with such officer’s termination or change of control.

I. Security Ownership of Certain Owners and Management

1.    Security Ownership of Management

The following table and accompanying footnotes set forth certain information about the beneficial ownership of the Company’s Common Stock as of August 3, 2007 by the directors, the executive officers named in the Summary Compensation Table and all directors and executive officers as a group.

Name of Beneficial Owner	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership [1]	Percent of Class
Douglas A. Starrett[2]	Class A	22,607	*
	Class B	43,849	4.59%

Anthony M. Aspin[3]	Class A	1,727	*
	Class B	315	*

Stephen F. Walsh[4]	Class A	1,969	*
	Class B	4,472	*

Randall J. Hylek[5]	Class A	254	*
	Class B	-	*

Antony McLaughlin	Class A	200	*
	Class B	-	*

Richard B. Kennedy[6]	Class A	125	*
	Class B	-	*

Ralph G. Lawrence	Class A	100	*
	Class B	-	*

Robert L. Montgomery, Jr.	Class A	1,000	*
	Class B	-	*

Terry A. Piper	Class A	200	*
	Class B	-	*

All Directors and Executive Officers (as a Group 9 persons)	Class A	28,182	*
	Class B	48,636	5.09%

*	Less than one percent (1%)
[1]	Shares are held with sole voting and investment power except as indicated below.
[2]
Includes 414 Class A and 550 Class B shares held with shared voting and investment power and 22,193 Class A and 43,299 Class B shares held with sole voting power only. Does not include shares of Common Stock held by Mr. Starrett as Trustee under the ESOP except for 3,809 Class A and 1,545 Class B shares allocated to Mr. Starrett’s ESOP account. See Note 5 under “Security Ownership of Certain Beneficial Owners” below.

[3]	Includes 18 Class A shares with shared voting and investment power and 1,709 Class A and 315 Class B shares with sole voting power only.
[4]	Includes 1,400 Class A shares and 4,472 Class B shares held with shared voting and investment power and 569 Class A shares with sole voting power only.
[5]
254 Class A shares with sole voting power only. Does not include shares of Common Stock held by Mr. Hylek as Trustee under the ESOP. See Note 5 under “Security Ownership of Certain Beneficial Owners” below.

[6]	Shares are held with shared voting and investment power.

2.    Security Ownership of Certain Beneficial Owners

The following table and accompanying footnotes sets forth the persons or groups known by the Company to be beneficial owners of more than 5% of the Company’s common stock as of August 3, 2007.

Name and Address of Beneficial Owners	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership	Percent of Class
Private Capital Management, L.P.[1] 3003 Tamiami Trail North Naples, FL 34103	Class A Class B	446,841 -	7.9% -

Royce & Associates, LLC[2] 1414 Avenue of the Americas New York, NY 10019	Class A Class B	552,200 -	9.3% -

Counsel Trust Company[3] dba Mid-Atlantic Trust Company The Times Building 336 Fourth Avenue, Suite 5 Pittsburgh, PA 15222	Class A Class B	465,357 13,770	8.3% 1.4%

Harold J. Bacon, Douglas A. Starrett
and Randall J. Hylek, as
Trustees under The L.S. Starrett
Company’s Employees Stock Ownership Plan[4]
c/o The L.S. Starrett Company
121 Crescent Street
Athol, MA 01331
	Class A Class B	551,043 224,467	9.8% 23.5%

*	Less than one percent (1%)
[1]
Share information is based upon information set forth in the Schedule 13F for the quarter ended June 30, 2007 filed by Private Capital Management, L.P. (“Private Capital”) with the Securities and Exchange Commission (“SEC”) on August 14, 2007. Bruce S. Sherman is the CEO of Private Capital and Gregg J. Powers is the President of Private Capital. In these capacities, Messrs. Sherman and Powers exercise shared dispositive and shared voting power with respect to shares held by Private Capital’s clients and managed by Private Capital. Messrs. Sherman and Powers disclaim beneficial ownership for the shares held by Private Capital’s clients and disclaim the existence of a group.

[2]	Share information is based upon information set forth in a Schedule 13F for the quarter ended June 30, 2007 filed by Royce & Associates, LLC with the SEC on August 1, 2007.
[3]
Counsel Trust Company acts as Trustee of the Company’s 401(k) Savings Plan and in that capacity shares voting power with respect to the shares of Common Stock with and subject to direction from participants in the 401(k) Savings Plan. Counsel Trust Company disclaims beneficial ownership as to all of the shares in the 401(k) Savings Plan.

[4]
Harold J. Bacon, Douglas A. Starrett and Randall J. Hylek in their capacity as Trustees under the ESOP (the “ESOP Trustees”) hold the shares with sole dispositive power subject to the terms of the ESOP. The ESOP Trustees disclaim beneficial ownership of the ESOP shares except with respect to their own vested shares in the ESOP.

[5]	See Note 2 under “Security Ownership of Management” above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors and officers of the Company and persons who own more than 10% of any class of equity securities of the Company registered under the Exchange Act to file with the Securities and Exchange Commission, the New York Stock Exchange and the Company initial reports of ownership and reports of changes in ownership of such securities. Based on information provided to the Company by the individual officers and directors, the Company believes that all such reports were timely filed in fiscal 2007 by such directors and officers.

II. 2007 EMPLOYEES STOCK PURCHASE PLAN

The Company proposes to offer its eligible employees rights to subscribe for up to 500,000 shares of its Common Stock over a five year period commencing October 3, 2007 in accordance with the L. S. Starrett Company 2007 Employees’ Stock Purchase Plan (the “2007 Plan”).  Like previous plans that have been in effect for many years, the primary purpose of the 2007 Plan is to provide a convenient means for eligible employees to acquire an interest in the future of the Company by purchasing its Common Stock at an option price.  The 2007 Plan contains substantially the same operative provisions as the 2002 Plan.

The 2007 Plan provides that the options may cover shares of Class A or Class B Stock as the Company shall determine.  The principal difference between the Class A Stock and the Class B Stock is their respective voting rights, as described above on page 1.  Class B Stock is otherwise identical to the Class A Stock except (i) that it is generally non-transferable except to lineal descendants, (ii) cannot receive more dividends per share than the Class A Stock and (iii) can be converted to Class A Stock at any time.  It is expected that any issuances of Class B Stock pursuant to the 2007 Plan, by increasing the voting power of the Company’s employees and management, would make it more difficult for a potential acquirer to acquire control of the Company through unsolicited takeover attempts or hostile takeover tactics.  This measure would thereby discourage offers for the Company, and create greater stability for the Company, its employees and stockholders.

The 2002 Plan expires on September 18, 2007, and no options under that plan may be granted thereafter.  The 2007 Plan will give new employees an opportunity to participate in the success of the Company and allow present employee stockholders to invest further if they so desire.  Your management feels that a further financial interest of this type on the part of those who work in the Company and its subsidiaries gives it an added edge that makes a difference in Company performance.  At June 30, 2007, if the 2007 Plan were in effect, 1,071 employees would have been eligible to participate in the 2007 Plan.  Based on the closing market price for the Company’s Common Stock on July 31, 2007 of $16.94 per share, the aggregate market value of the 500,000 shares of Common Stock issuable under the 2007 Plan would be approximately $8.5 million.

Since September 18, 2002, employees have been granted options for 219,733 shares under the 2002 Plan including options for 124,981 shares which were canceled or terminated or which expired unexercised through June 30, 2007.  Information concerning options granted to officers and directors of the Company is set forth above under the “Election of Directors.”  From September 18, 2002 through July 31, 2007, employees purchased 15,046 shares of Common Stock under the 1997 Employees’ Stock Purchase Plan (the “1997 Plan”) and 2002 Plan, and in this period officers and directors purchased 16,190 shares under the 1997 and 2002 Plans.  From September 18, 2002 through July 31, 2007, employees purchased 12,556 shares of Common Stock under the 1952 Plan, and in this period officers and directors purchased 800 shares under the 1952 Plan.

The 2007 Plan is intended to qualify under the provisions of Section 423 of the Internal Revenue Code as an “employee stock purchase plan,” which requires that the 2007 Plan be approved by the holders of the Company’s Common Stock.

The principal features of the 2007 Plan and its tax consequences are described below under separate headings.

Principal Features of the Plan

1.  Scope of the Plan.  A total of not more than 500,000 authorized but unissued shares of Class A or Class B Common Stock of the Company may be issued under the 2007 Plan, and the Company, from time to time over the next five years, may grant options to its employees and the employees of designated subsidiaries to purchase these shares.

2.  Eligible Employees.  Each employee of the Company (and of its subsidiaries designated to participate in the 2007 Plan) having at least six months of continuous service on the date of grant of an option will be eligible to participate in the 2007 Plan.  However, directors of the Company or of a subsidiary who are not employees of the Company or of a subsidiary and employees owning or deemed to own 5% or more of the Common Stock are not eligible to participate.  Executive officers and directors who are eligible to participate in the 2007 Plan include Douglas A. Starrett (President and CEO and a director of the Company), Randall J. Hylek (Treasurer and Chief Financial Officer of the Company), Anthony M. Aspin (Vice President Sales of the Company) and Stephen F. Walsh (Vice President Operations of the Company).

3.  Term of Option.  Each option under the 2007 Plan will, unless exercised, expire two years from the date of its grant.

4.  Purchase Price.  The option price for shares under the 2007 Plan will be the lower of 85% of the fair market value of the stock at the time of grant or 85% of the fair market value at the time of exercise.

5.  Number of Shares.  Each employee will be entitled to purchase a maximum of 9,600 shares under the Plan, subject to proportionate reduction in the event the number of shares then being offered under the Plan is over-subscribed.  In addition, no employee will be granted an option that would permit him or her to purchase shares (under the 2007 Plan and all Employee Stock

Purchase Plans of the Company and its subsidiaries) to accrue at a rate that exceeds $25,000 in fair market value of stock (determined at the time of grant) for each calendar year during which the option is outstanding.

6.  Method of Participation.  The Company will notify eligible employees of its intention to grant options and each employee will indicate the number of shares for which he or she wishes to subscribe.  Thereafter, the Company will formally grant options for a specified number of shares, exercisable on a specified date two years from the date of grant.

7.  Method of Payment.  An employee who receives an option will authorize payroll deductions to be made from his or her compensation over the two year term of the option.  The employee may make advance cash payments in any amount at any time during the two years.

8.  Rights as Shareholders.  The employee will not have any rights as a shareholder and will not receive dividends with respect to any shares subject to option until he or she has been issued the shares.

9.  Exercise of Option.  The employee may exercise an option by giving written notice to the Company specifying the number of shares he or she wishes to purchase, and representing that the stock is being acquired for investment and not with any existing intention to resell the stock.  The Company is obligated as soon as practicable after receipt of this notice to apply the employee’s accumulated payroll deductions and any additional cash contributions to the purchase price of the shares and to issue and deliver the shares and return any surplus payments, subject to the receipt of any governmental approval and to applicable New York Stock Exchange requirements.

10.  Interest.  Interest will be payable by the Company on any payroll deductions and additional cash contributions accumulated under the 2007 Plan.  Interest will be computed at a rate determined by the Company.

11.  Right to Cancel.  An employee may cancel all or any part of his or her options under the Plan at any time prior to exercise, but if he or she holds more than one option, the options must be canceled in reverse chronological order of their dates of grant.  Upon such cancellation, payments made by the employee with respect to the canceled options will be returned to the employee with interest.

12.  Termination of Employment.  If an employee holds an option at the time his or her employment with the Company or its subsidiaries is terminated either through retirement with the consent of the Employer within three months of the date such option becomes exercisable, or by death whenever occurring, such employee or his or her legal representative by written noticed delivered to the Company on or before the option exercise date may either cancel the option and receive, with interest, the total amount of payments made by the employee or pay the amount which is necessary to complete payment for the shares.  The failure of the employee or his or her legal representative to file a written notice will be treated as an election to cancel the options and receive the payments due on cancellation.  Upon termination of employment with the Company for any other reason, all options held by an employee will terminate and any payments made with respect thereto will be returned to the employee with interest.

13.  Employee’s Rights Not Transferable.  All employees granted options under the 2007 Plan will have the same rights and privileges.  Each employee’s rights will be exercisable during the employee’s lifetime only by the employee and may not be sold, pledged, assigned or otherwise transferred.  An employee’s violation of these restrictions may lead to termination of his or her options by the Company.

14.  Employment Rights.  Nothing in the 2007 Plan is to be construed so as to give any employee the right to be retained in the service of the Company or any subsidiary nor to give the Company or any subsidiary the right to require the employee remain in its service or to interfere with an employee’s right to terminate employment at any time.

15.  Change in Capitalization.  In the event there is a change in the outstanding stock of the Company due to a stock dividend, split-up, recapitalization, merger, consolidation or other reorganization, the aggregate number and class of shares available under the 2007 Plan and under any outstanding options, as well as the option price, will be appropriately adjusted, but only if the Company determines that the adjustment will not constitute a modification of options granted under the 2007 Plan or otherwise disqualify the 2007 Plan under Section 423 of the Internal Revenue Code.

16.  Administration of 2007 Plan.  The Company will administer the 2007 Plan, determine all questions arising thereunder and adopt, administer and interpret the rules and regulations relating to the Plan as it deems necessary or advisable.

17.  Amendment and Termination of 2007 Plan.  The Company will have the right to amend the 2007 Plan at any time, but cannot make a Plan amendment relating to the aggregate number of shares available under the 2007 Plan and the class of employees eligible to participate without the approval of the holders of the Company’s Common Stock.  If the Company terminates the Plan, it may leave outstanding options in place or provide for acceleration of the option exercise date.

Tax Consequences.

The 2007 Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended.  The Federal tax treatment of such plans under current rules is as follows: An employee who has purchased shares pursuant to an option and who disposes of such shares within 12 months after the transfer of shares to the employee, or within two years from the date of grant of the option, will realize ordinary income for Federal income tax purposes, based on the difference between the option price and the fair market value of the shares on the date of exercise of the option.  If an employee disposes of such shares at any time after satisfying these holding periods or if the employee should die while owning such shares, ordinary income for Federal income tax purposes will be realized based upon the lesser of (i) the excess of the fair market value of the shares at the time of disposition or death over the price paid for the shares or (ii) the excess of the fair market value of the shares at the time the option was granted over the option price, computed as if the option has been exercised at such time.  Any additional gain or loss recognized on the disposition will be treated as a capital gain or loss.

For purposes of computing capital gain or loss on the sale or exchange of shares by the employee, the employee’s tax basis for the shares is equal to the price paid for the shares plus the amount of any ordinary income realized by the employee as a result of the disposition of the shares.  Capital gain or loss recognized upon a sale or exchange of shares will be taxable as long-term capital gain or loss if the employee has owned the shares for more than 12 months on the date of disposition and otherwise as short-term capital gain or loss.

The Company is entitled to a deduction under Section 162 of the Internal Revenue Code with respect to ordinary income realized by an employee as a result of the disposition of stock issued to a participant in an “employee stock purchase plan” only in the event that the disposition occurs prior to satisfaction of the holding periods described in the first paragraph of this Section.

Approval of the 2007 Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

The Board of Directors unanimously recommends a vote FOR the approval of the 2007 Employee’s Stock Purchase Plan.

III. RELATIONSHIP WITH INDEPENDENT AUDITORS

During the fiscal year ended June 30, 2007, Grant Thornton was engaged to perform the annual audit. Representatives of Grant Thornton are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so; they will be available to respond to appropriate questions.

The Company presently expects to engage Grant Thornton as auditors for the 2008 fiscal year, but the selection will not be made until the October 2007 meeting of the Company’s Board of Directors to be held after the Annual Meeting of Stockholders.

IV. GENERAL

A. Solicitation and Voting

In case any person or persons named herein for election as a director should not be available for election at the Annual Meeting, proxies in the enclosed form (in the absence of express contrary instructions) may be voted for a substitute or substitutes as well as for other persons named herein.

As of the date of this proxy statement, management knows of no business that will be presented to the Annual Meeting that is not referred to in the accompanying notice, other than the approval of the minutes of the last meeting of stockholders, which action will not be construed as approval or disapproval of any of the matters referred to in such minutes.

As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies in the attached form that do not contain specific instructions to the contrary will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

The enclosed proxy is solicited by the Board of Directors of the Company. The cost of solicitation will be borne by the Company. Such solicitation will be made by mail and may also be made by the Company’s officers and employees personally or by telephone or telegram. The Company will, on request, reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy material to beneficial owners. A proxy that is executed but that does not specify a vote for, against or in abstention will be voted in accordance with the recommendation of the Board of Directors contained herein.

Consistent with Massachusetts law and under the Company’s by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election tellers for the Annual Meeting. The two nominees for election as directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of directors will be elected directors. Should any of the nominees not remain a candidate at the end of the Annual Meeting (a situation which is not expected), proxies solicited hereunder will be voted in favor of those who remain as candidates and may be voted for substitute nominees, unless the Board determines to reduce the number of directors. Approval of the 2007 Employee’s Stock Purchase Plan requires the affirmative vote of a majority of the votes case at the Annual Meeting.

The election tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be counted in favor of or against, and will have no other effect on the election of directors (Section I) or the adoption of the 2007 Employee’s Stock Purchase Plan (Section II).

B. Communication with the Board of Directors.

Stockholders and other interested parties can communicate directly with the Board by writing to: Board of Directors, c/o Clerk, The L.S. Starrett Company, 121 Crescent Street, Athol, Massachusetts 01331. The Clerk will forward such communications to the Board at, or prior to, the next meeting of the Board.

Stockholders and other interested parties wishing to communicate only with the Company’s independent directors (i.e., non-management directors) can address their communications to “Independent Directors, c/o Corporate Governance and Nominating Committee” at the same address as above. These communications will be handled by the chair of the Corporate Governance and Nominating Committee and forwarded to the independent directors at or prior to the next meeting of the independent directors. The Board, or the independent directors will determine, in such group’s sole discretion, the method by which any such communications will be reviewed and considered.

Communications to the Board (including to the independent directors) should not exceed 200 words in length, excluding the information required to accompany the communication. All such communications must be accompanied by the following information: (i) a statement of the type and amount of the securities of the Company that the person holds; and (ii) the address, telephone number and e-mail address, if any, of the person submitting the communication. Interested parties that do not hold any securities of the Company may omit the information required by item (i) above in communications with the Board.

C. Corporate Governance

The Company’s Corporate Governance Policy, and its Policy on Business Conduct and Ethics (“Ethics Policy”) for all directors, officers and employees of the Company, including executive officers, as well as any waivers under the Ethics Policy granted to directors and executive officers, are available on the Company’s web site at www.starrett.com. Stockholders may also obtain free of charge printed copies of these policies as well as the committee charters for the Company’s Board of Directors by writing to the Clerk of the Company at the Company’s headquarters.

D. Submission of Stockholder Proposals

Stockholder proposals for inclusion in the Company’s proxy statement for its 2008 Annual Meeting under the SEC’s rules must be received by the Company no later than June 11, 2008.

Under the Company’s By-laws, stockholders who wish to make a proposal at the 2008 Annual Meeting, other than one that will be included in the Company’s proxy statement, must notify the Company not less than 120 days nor more than 150 days prior to the meeting; provided that in the event that less than 130 days’ notice or prior public disclosure of the date of meeting is given or made to stockholders, the notice must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure is made. If a stockholder who wishes to present a proposal fails to notify the Company in accordance with the procedure set forth in the Company’s By-laws, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Company’s By-laws, the proposal is brought before the meeting, then under the SEC’s proxy rules the proxies solicited by management with respect to the Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

E. Additional Information

The Company makes available through its web site, www.starrett.com, its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) and 15(d) of the Exchange Act.

IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED ENVELOPE ADDRESSED TO MELLON INVESTOR SERVICES LLC, THE COMPANY’S TRANSFER AGENT, OR TO VOTE BY TELEPHONE OR OVER THE INTERNET AS PROVIDED ON THE ENCLOSED INSTRUCTIONS. Stockholders who execute proxies, but attend the Annual Meeting in person, may withdraw their proxies and vote directly if they prefer or may allow their proxies to be voted with the similar proxies sent in by other stockholders. The Company’s transfer agent will assist the Company in tabulating the stockholder vote.

September 17, 2007

The Shares represented hereby will be voted as directed herein but, if no direction is indicated hereon, they will be voted FOR or, where applicable, in accordance with the terms of the trusts.					Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS AS SET FORTH IN THE PROXY STATEMENT:

I. ELECTION OF DIRECTORS:			II. APPROVAL OF 2007 EMPLOYEES’ STOCK PURCHASE PLAN:
NOMINEES: Class A Stockholders: (01) Richard B. Kennedy Class A and B Stockholders: (02) Terry A. Piper	FOR ALL (except as marked to the contrary) ☐	WITHHELD FOR ALL ☐	FOR ☐	AGAINST ☐	ABSTAIN ☐
This instrument delegates discretionary authority with respect to matters not known or determined at the time of solicitation of this instrument.
For all nominees except as noted on line above			PLEASE MARK, SIGN, DATE AND RETURN THIS INSTRUMENT PROMPTLY IN THE ENCLOSED ENVELOPE
			☐	I PLAN TO ATTEND THE MEETING

Signature Date  Signature Date
NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign corporate name in full by authorized officer.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/scx Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.		OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect®
at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

PROXY THE L. S. STARRETT COMPANY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE L.S. STARRETT COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 10, 2007

The undersigned hereby (i) constitutes and appoints, and (ii) where this proxy solicitation relates to shares allocated to the undersigned under the Employee Stock Ownership Plan, instructs Douglas A. Starrett, Randall J. Hylek and Harold J. Bacon, and each of them, as trustees under the Employee Stock Ownership Plan, to constitute and appoint, and (iii) where this proxy solicitation relates to shares allocated to the undersigned with respect to his or her interest in the Common Stock fund (also known as the Starrett Stock Fund) under the 401(k) Stock Savings Plan, instructs Counsel Trust Company as trustee under the 401(k) Stock Savings Plan to constitute and appoint, Douglas A. Starrett, Stephen F. Walsh and Richard B. Kennedy, and each of them, as attorneys and proxies, with full power of substitution, to vote and act in the manner designated on the reverse side at the Annual Meeting of Stockholders of The L. S. Starrett Company (the “Company”) to be held on October 10, 2007 at 2:00 p.m. at the office of the Company in Athol, Massachusetts, and any adjournment thereof, upon and in respect of all of the shares of the Class A and Class B Common Stock of the Company as to which the undersigned may be entitled to vote or act, or as to which the undersigned may be entitled to provide instructions under the Employee Stock Ownership Plan or the 401(k) Stock Savings Plan, with all the powers the undersigned would possess if personally present, and without limiting the general authorization hereby given, the undersigned directs that his or her vote be cast as specified in the Proxy. The undersigned hereby revokes any proxy previously granted to vote the same shares of stock for said meeting.

SEE REVERSE SIDE	(Continued and to be marked, dated and signed, on the other side)	SEE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE